Exhibit 99.1
ALLEGHANY CORPORATION REPORTS 2008 FIRST QUARTER RESULTS — STOCKHOLDERS’ EQUITY PER COMMON SHARE INCREASES 1.6 PERCENT SINCE 2007 YEAR END
     NEW YORK, NY, April 24, 2008 — Stockholders’ equity per common share of Alleghany Corporation (NYSE-Y) at March 31, 2008 was $304.63, an increase of 1.6% from stockholders’ equity per common share of $299.72 at December 31, 2007 (all as adjusted for the stock dividend declared in February 2008), Weston M. Hicks, President and chief executive officer of Alleghany, announced today. Alleghany’s net earnings in the 2008 first quarter were $98.7 million, or $11.33 per common share (presented on a basic basis throughout), compared with net earnings of $106.4 million, or $12.32 per common share, in the first quarter of 2007. On a consolidated basis, cash and invested assets were approximately $4.94 billion at March 31, 2008, an increase of 1.4% from approximately $4.87 billion at December 31, 2007.
     Highlights of Alleghany’s results for the three months ended March 31, 2008 and 2007 are as follows:

			Per Share(1)
(in millions, except for per share and share amounts)	2008	2007	2008	2007
Net earnings	$98.7	$106.4	$11.33	$12.32

Adjustments:

Add: Net catastrophe losses after tax	—	0.2	—	0.02

Deduct: Realized capital (gains) after tax	(48.6)	(32.6)	(5.83)	(3.93)

Net earnings, as adjusted (2)	$50.1	$74.0	$5.50	$8.41

Average number of outstanding shares of common stock on a basic basis (3)			8,329,657	8,288,807

(1)	Represents basic earnings per share of common stock.

(2)	Adjusted to exclude net catastrophe losses after tax and realized capital gains after tax.

(3)	Adjusted to reflect the dividend of common stock declared in February 2008.
     The comparative contributions to earnings before income taxes and minority interest made by Alleghany Insurance Holdings LLC (“AIHL,” a holding company for Alleghany’s property and casualty insurance operating units consisting of RSUI Group, Inc. (“RSUI”), Capitol Transamerica Corporation (“CATA”), Darwin Professional Underwriters, Inc. (“Darwin”) and Employers Direct Corporation (“EDC”), as well as AIHL Re LLC (“AIHL Re”)), and corporate activities (consisting of Alleghany Properties LLC, Alleghany’s investment in Homesite Group Incorporated and corporate activities at the parent level), were as follows (in millions):

	Three Months Ended March 31,
	2008	2007
AIHL	$77.9	$97.0
Corporate activities	71.1	62.8

Total	$149.0	$159.8

     The comparative pre-tax contributions to AIHL’s results made by its operating units RSUI, CATA, Darwin and EDC and AIHL Re for the three months ended March 31, 2008 and 2007 can be found in Exhibit A. 2008 first quarter underwriting results (determined in accordance with Note 4 to Exhibit A) for RSUI, CATA, Darwin and EDC were as follows:
•	RSUI reported an underwriting profit of $38.6 million in the 2008 first quarter, compared with an underwriting profit of $50.3 million in the corresponding 2007 period, primarily reflecting increases in loss and loss adjustment expenses and underwriting expenses, partially offset by increases in net premiums earned. The increase in loss and loss adjustment expenses primarily reflects higher property losses, including a single loss of approximately $10.0 million arising from a factory explosion. The increase in underwriting expenses primarily reflects higher incurred commission expenses primarily resulting from lower ceding commissions on RSUI’s property surplus share reinsurance arrangements and the non-renewal of RSUI’s professional liability quota share reinsurance treaty which expired in April 2007. The increase in net premiums earned primarily reflects, with respect to property lines of business, increased retentions and reduced reinsurance limits being purchased at lower rates for catastrophe and per risk reinsurance programs and, with respect to casualty lines of business, the growth of RSUI’s binding authority line of business. Rates at RSUI in the 2008 first quarter, compared with the corresponding 2007 period, reflect overall industry trends of downward pricing as a result of increased competition, with decreased rates in all of RSUI’s lines of business.

•	CATA reported an underwriting profit of $4.2 million in the 2008 first quarter, compared with an underwriting profit of $7.0 million in the corresponding 2007 period, primarily reflecting a decrease in net premiums earned and an increase in loss and loss adjustment expenses. The decrease in net premiums earned reflects increased competition in CATA’s property and casualty and commercial surety lines of business in the 2008 first quarter, compared with the corresponding 2007 period. The increase in loss and loss adjustment expenses primarily reflects a net release of $1.5 million of prior year loss reserves in the 2008 first quarter compared with a release of $3.4 million of prior year loss reserves in the 2007 first quarter.

•	Darwin reported an underwriting profit of $18.4 million in the 2008 first quarter, compared with an underwriting profit of $2.8 million in the corresponding 2007 period, primarily reflecting an increase in net premiums earned and a decrease in loss and loss adjustment expenses. The increase in net premiums earned primarily reflects growth in Darwin’s errors & omissions and medical malpractice lines of business, as well as a $3.7 million reduction in ceded premiums related to a release of prior year loss reserves during the 2008 first quarter. The decrease in loss and loss adjustment expenses primarily reflects favorable loss emergence (resulting in an $11.7 million release of prior year loss reserves in the 2008 first quarter, compared with a $0.8 million release of prior year loss reserves in the 2007 first quarter), partially offset by the impact of the increase in net premiums earned. Darwin experienced increased competition and decreased rates across all of its lines of business during the first three months of 2008, compared with the corresponding 2007 period.
•	EDC, which AIHL acquired in July 2007, had an underwriting loss of $3.1 million on $20.6 million of net premiums earned, reflecting the impact of increased competition and decreasing rates in its California workers’ compensation business.
     AIHL’s net investment income increased slightly in the 2008 quarter compared with the corresponding 2007 period principally reflecting the net positive effect of the acquisition of EDC and strong underwriting cash flow, largely offset by lower average investment yields during the 2008 first quarter.
     Highlights of results for corporate activities during the three months ended March 31, 2008 and 2007 were as follows (in millions):

	Three months ended
	March 31,
	2008	2007
Revenues	$81.8	$72.5

Other operating expenses	0.6	1.0

Corporate administration expense	9.9	8.0

Interest expense	0.2	0.7

Earnings before income taxes and minority interest	$71.1	$62.8

     Corporate activities’ results for the first three months of 2008 and 2007 primarily reflect net realized capital gains at the parent level of $78.1 million and $55.9 million, respectively, resulting from the sale of approximately 1.0 million shares and approximately 0.8 million shares, respectively, of Burlington Northern common stock. In addition, the 2007 results benefited from the sale by Alleghany Properties of certain real estate holdings during the first three months of 2007 which generated a pre-tax gain of approximately $7.2 million, compared with immaterial sales activity in the corresponding 2008 period.
     Corporate administration expenses increased in the 2008 first quarter from the 2007 first quarter primarily reflecting increased expenses for benefits incurred and other employee-related costs. Interest expense decreased in the 2008 first quarter from the 2007 first quarter, primarily reflecting the maturity in January 2007 of $80.0 million of floating rate notes issued by Alleghany’s financing subsidiary, Alleghany Funding Corporation.
     In February 2008, Alleghany announced that its Board of Directors had authorized the purchase of shares of Alleghany common stock, at such times and at prices as management may determine advisable, up to an aggregate of $300.0 million. Pursuant to such authorization, in the first quarter of 2008 Alleghany purchased an aggregate of 5,334 shares of its common stock for approximately $1.8 million, at an average price per share of $339.50. As of March 31, 2008, Alleghany had 8,334,245 shares of its common stock outstanding.
Comment on Regulation G
     This press release includes certain non-GAAP financial measures. The reconciliations of such measures to the most comparable GAAP figures are included herein. Throughout this press release Alleghany presents its operations in the way it believes will be most meaningful and useful to the investing public and others who use such information in evaluating Alleghany’s results.
     In addition to the GAAP presentations of net earnings (loss), Alleghany also shows net earnings (loss) as adjusted to exclude both net catastrophe losses after tax and realized capital gains (losses) after tax, a non-GAAP financial measure, which is intended to assist investors in analyzing the impact of such items and represents the way management analyzes Alleghany’s results. Catastrophe losses and realized capital gains (losses) can fluctuate significantly from period to period, which could distort the analysis of trends and comparability of reported periods.
     Investors should consider these non-GAAP measures in addition to, and not as a substitute for, measures of financial performance prepared in accordance with GAAP.
# # #
Forward-looking Statements
     This release contains disclosures which are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as “may,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “potential,” “should,” “continue” or the negative versions of those words or other comparable words. These forward-looking statements are based upon Alleghany’s current plans or expectations and are subject to a number of uncertainties and risks that could significantly affect current plans, anticipated actions and Alleghany’s future financial condition and results. These statements are not guarantees of future performance, and Alleghany has no specific intention to update these statements. The uncertainties and risks include, but are not limited to, risks relating to Alleghany’s insurance operating units such as
•	significant weather-related or other natural or human-made catastrophes and disasters;

•	the cyclical nature of the property and casualty industry;

•	the long-tail and potentially volatile nature of certain casualty lines of business written by Alleghany’s insurance operating units;

•	the cost and availability of reinsurance;

•	exposure to terrorist acts;

•	the willingness and ability of Alleghany’s insurance operating units’ reinsurers to pay reinsurance recoverables owed to such insurance operating units;

•	changes in the ratings assigned to Alleghany’s insurance operating units;

•	claims development and the process of estimating reserves;

•	legal and regulatory changes;

•	the uncertain nature of damage theories and loss amounts;

•	increases in the levels of risk retention by Alleghany’s insurance operating units; and

•	adverse loss development for events insured by Alleghany’s insurance operating units in either the current year or prior year.
     Additional risks and uncertainties include general economic and political conditions, including the effects of a prolonged U.S. or global economic downturn or recession; changes in costs; variations in political, economic or other factors; risks relating to conducting operations in a competitive environment; effects of acquisition and disposition activities, inflation rates or recessionary or expansive trends; changes in interest rates; changes in market prices of Alleghany’s significant equity investments; extended labor disruptions, civil unrest or other external factors over which Alleghany has no control; and changes in Alleghany’s plans, strategies, objectives, expectations or intentions, which may happen at any time at Alleghany’s discretion. As a consequence, current plans, anticipated actions and future financial condition and results may differ from those expressed in any forward-looking statements made by Alleghany or on its behalf.

Exhibit A
AIHL Operating Unit Pre-Tax Results

(in millions, except ratios)	RSUI	AIHL Re	CATA	EDC (1)	Darwin	AIHL
Three months ended March 31, 2008

Gross premiums written	$255.1	$0.2	$47.8	$23.3	$80.0	$406.4
Net premiums written	$152.4	$0.2	$46.0	$21.1	$58.0	$277.7

Net premiums earned (2)	$177.9	$0.2	$46.8	$20.6	$52.0	$297.5
Loss and loss adjustment expenses	94.5	—	23.5	17.2	20.0	155.2
Underwriting expenses (3)	44.8	—	19.1	6.5	13.6	84.0

Underwriting profit (loss) (4)	$38.6	$0.2	$4.2	$(3.1)	$18.4	$58.3

Net investment income (2)						37.6
Net realized capital losses (2)						(3.4)
Other income (2)						0.1
Other expenses (3)						(14.7)

Earnings before income taxes and minority interest						$77.9

Loss ratio (5)	53.1%	—	50.2%	83.8%	38.4%	52.2%
Expense ratio (6)	25.2%	18.3%	40.9%	31.4%	26.3%	28.3%

Combined ratio (7)	78.3%	18.3%	91.1%	115.2%	64.7%	80.5%

Three months ended March 31, 2007

Gross premiums written	$288.9	—	$52.7	—	$74.3	$415.9
Net premiums written	$156.4	—	$50.6	—	$48.9	$255.9

Net premiums earned (2)	$166.6	$17.7	$47.3	—	$40.0	$271.6
Loss and loss adjustment expenses	76.4	—	20.7	—	25.5	122.6
Underwriting expenses (3)	39.9	0.1	19.6	—	11.7	71.3

Underwriting profit (4)	$50.3	$17.6	$7.0	—	$2.8	$77.7

Net investment income (2)						37.1
Net realized capital losses (2)						(5.8)
Other income (2)						0.1
Other expenses (3)						(12.1)

Earnings before income taxes and minority interest						$97.0

Loss ratio (5)	45.9%	—	43.8%	—	63.7%	45.1%
Expense ratio (6)	24.0%	0.3%	41.5%	—	29.1%	26.2%

Combined ratio (7)	69.9%	0.3%	85.3%	—	92.8%	71.3%

(1)	Includes the results of EDC, net of purchase accounting adjustments, commencing July 18, 2007.

(2)	Represent components of total revenues.

(3)	Underwriting expenses represent commission and brokerage expenses and that portion of salaries, administration and other operating expenses directly attributable to underwriting activities, whereas the remainder constitutes other expenses.

(4)	Represents net premiums earned less loss and loss adjustment expenses and underwriting expenses, all as determined in accordance with GAAP, and does not include net investment income and other income or net realized capital gains. Underwriting profit does not replace net income determined in accordance with GAAP as a measure of profitability; rather, we believe that underwriting profit, which does not include net investment income and other income or net realized capital gains, enhances the understanding of AIHL’s insurance operating units’ operating results by highlighting net income attributable to their underwriting performance. With the addition of net investment income and other income and net realized capital gains, reported pre-tax net income (a GAAP measure) may show a profit despite an underlying underwriting loss. Where underwriting losses persist over extended periods, an insurance company’s ability to continue as an ongoing concern may be at risk. Therefore, we view underwriting profit as an important measure in the overall evaluation of performance.

(5)	Loss and loss adjustment expenses divided by net premiums earned, all as determined in accordance with GAAP.

(6)	Underwriting expenses divided by net premiums earned, all as determined in accordance with GAAP.

(7)	The sum of the loss ratio and expense ratio, all as determined in accordance with GAAP, representing the percentage of each premium dollar an insurance company has to spend on losses (including loss adjustment expenses) and underwriting expenses.

ALLEGHANY CORPORATION
CONSOLIDATED STATEMENTS OF EARNINGS
(dollars in thousands)
(unaudited)

	THREE MONTHS ENDED 3/31/08			THREE MONTHS ENDED 3/31/07
	ALLEGHANY			ALLEGHANY
	INSURANCE	CORPORATE		INSURANCE	CORPORATE
	HOLDINGS	ACTIVITIES	COMBINED	HOLDINGS	ACTIVITIES	COMBINED
Revenues
Net premiums earned	$297,466	$0	$297,466	$271,571	$0	$271,571
Net investment income	37,624	3,717	41,341	37,142	8,027	45,169
Net realized capital gains (losses)	(3,382)	78,094	74,712	(5,769)	55,910	50,141
Other income	140	(4)	136	107	8,618	8,725

Total revenues	331,848	81,807	413,655	303,051	72,555	375,606

Costs and expenses
Loss and loss adjustment expenses	155,195	0	155,195	122,604	0	122,604
Commissions, brokerage and other underwriting expenses	84,056	0	84,056	71,278	0	71,278
Other operating expenses	14,601	611	15,212	12,127	1,039	13,166
Corporate administration	0	9,948	9,948	3	8,001	8,004
Interest expense	69	157	226	0	723	723

Total costs and expenses	253,921	10,716	264,637	206,012	9,763	215,775

Earnings before income taxes and minority interest	$77,927	$71,091	149,018	$97,039	$62,792	159,831

Income taxes			43,615			51,056

Earnings before minority interest			105,403			108,775

Minority interest, net of tax			6,682			2,357

Net earnings			$98,721			$106,418

Net earnings			$98,721			$106,418
Preferred dividends			4,305			4,306

Net earnings available to common stockholders			$94,416			$102,112

ALLEGHANY CORPORATION
AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts)

	MARCH 31,
	2008	DECEMBER 31,
	(unaudited)	2007
ASSETS
Investments Available for sale securities at fair value:
Equity securities	$1,065,598	$1,180,092
Debt securities	3,081,689	3,010,378
Short-term investments	549,244	424,494

	$4,696,531	$4,614,964
Other invested assets	195,040	193,272

Total investments	$4,891,571	$4,808,236

Cash	52,253	65,115
Premium balances receivable	198,598	201,066
Reinsurance recoverables	993,767	967,533
Ceded unearned premium reserves	233,514	242,891
Deferred acquisition costs	89,305	89,437
Property and equipment — at cost, net of accumulated depreciation and amortization	20,905	21,518
Goodwill and other intangibles, net of amortization	217,945	214,995
Current taxes receivable	—	2,646
Other assets	129,797	119,609

	$6,827,655	$6,733,046

LIABILITIES AND STOCKHOLDERS’ EQUITY
Losses and loss adjustment expenses	$2,680,776	$2,580,056
Unearned premiums	789,269	818,979
Reinsurance payable	86,033	78,379
Net deferred tax liabilities	27,467	57,733
Subsidiaries’ debt	5,000	5,000
Current taxes payable	43,045	—
Minority interest	105,971	99,135
Other liabilities	251,739	299,889

Total liabilities	$3,989,300	$3,939,171
Stockholders’ equity	2,838,355	2,793,875

	$6,827,655	$6,733,046

Shares of common stock outstanding (adjusted for stock dividends)	8,334,245	8,322,348